AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1997
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        EQUITY CORPORATION INTERNATIONAL
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                          75-2521142
         (STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                  415 SOUTH FIRST STREET
                         SUITE 210
                       LUFKIN, TEXAS                      75901
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

                      1997 EQUITY CORPORATION INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                W. CARDON GERNER
                              SENIOR VICE PRESIDENT
                           AND CHIEF FINANCIAL OFFICER
                             415 SOUTH FIRST STREET
                                    SUITE 210
                               LUFKIN, TEXAS 75901
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (409) 631-8700
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

============================================= ============================================================= =================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                                   AMOUNT TO       OFFERING PRICE          AGGREGATE            AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED         BE REGISTERED      PER SHARE(1)        OFFERING PRICE(1)   REGISTRATION FEE
--------------------------------------------- ------------------------------------------------------------- -----------------
Common Stock, par value $0.01 per share(2)      500,000 Shares         $21.00              $10,500,000           $3,182
============================================= ============================================================= =================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Company's Common Stock on the Nasdaq National Market on April 14, 1997, as reported in theWALL STREET JOURNAL on April 15, 1997.

(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Equity Corporation International (the "Company") incorporates herein by reference the following documents as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

         (b) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), and preferred share purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 0-24728) filed with the Commission on August 23, 1994 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by Amendment No. 1 on Form 8-A/A filed with the Commission on October 6, 1994 and Amendment No. 2 on Form 8-A/A filed with the Commission on September 11, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in their capacities as officers and directors, including liabilities under the Securities Act of 1933.

         The Company's Certificate of Incorporation and Bylaws permit the directors and officers of the Company to be indemnified and permit the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such, to the fullest extent permitted by the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law. Such indemnification agreements include related provisions intended to facilitate the indemnities' receipt of such benefits, including certain provisions applicable to constituent corporations in the event of certain mergers or acquisitions.

         The Company's Certificate of Incorporation limits under certain circumstances the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
Number     Description
------     -----------
4.1+        --   Amended and Restated Certificate of Incorporation (filed as
                 Exhibit 4.1 to the Company's Registration Statement on Form S-8
                 (Reg. No. 33-98052))

4.2+        --   Amended and Restated Bylaws (filed as Exhibit 4.3 to the
                 Company's Registration Statement on Form S-8 (Reg. No.
                 33-98052))

4.3+        --   Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 (Reg. No. 33-82546))

4.4+        --   Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as
                 Rights Agent (filed as Exhibit 4.2 to the Company's Annual
                 Report on Form 10-K for the year ended December 31, 1994)

4.5+        --   Certificate of Designation of the Series One Junior
                 Participating Preferred Stock (filed as Exhibit 4.2 to the
                 Company's Registration Statement on Form S-8 (Reg. No.
                 33-98052))

4.6+        --   First Amendment to Stockholders Rights Agreement, dated
                 September 10, 1996, between the Company and American Stock
                 Transfer & Trust Company as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment
                 No. 2)).

4.7         --   Equity Corporation International 1997 Employee Stock Purchase
                 Plan

5.1         --   Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1        --   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2        --   Consent of Coopers & Lybrand L.L.P.

24.1        --   Power of Attorney (set forth on the signature page contained in
                 Part II of this Registration Statement)
----------
+  Incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lufkin, State of Texas, on the 16th day of April, 1997.


                                    EQUITY CORPORATION INTERNATIONAL


                                    By:   /S/ JAMES P. HUNTER, III
                                          James P. Hunter, III
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Equity Corporation International hereby constitutes and appoints James P. Hunter, III and W. Cardon Gerner, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Signature                        Title                      Date
         ---------                        -----                      ----

  /S/ JAMES P. HUNTER, III        Chairman of the Board,        April 16, 1997
    James P. Hunter, III           President and Chief
                                    Executive Officer
                              (Principal Executive Officer)


    /S/ W. CARDON GERNER         Senior Vice President and      April 16, 1997
      W. Cardon Gerner            Chief Financial Officer
                                 (Principal Financial and
                                    Accounting Officer)



   /S/ J. PATRICK DOHERTY                Director               April 16, 1997
     J. Patrick Doherty

     /S/ JACK T. HAMMER                  Director               April 16, 1997
       Jack T. Hammer


    /S/ THOMAS R. MCDADE                 Director               April 16, 1997
      Thomas R. McDade



    /S/ KENNETH W. SMITH
      Kenneth W. Smith                   Director               April 16, 1997

                                  EXHIBIT INDEX

Exhibit
Number     Description
------     -----------
4.1+        --   Amended and Restated Certificate of Incorporation (filed as
                 Exhibit 4.1 to the Company's Registration Statement on Form S-8
                 (Reg. No. 33-98052))

4.2+        --   Amended and Restated Bylaws (filed as Exhibit 4.3 to the
                 Company's Registration Statement on Form S-8 (Reg. No.
                 33-98052))

4.3+        --   Form of Certificate representing shares of Common Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 (Reg. No. 33-82546))

4.4+        --   Stockholder Rights Agreement, dated October 13, 1994, between the Company and American Stock Transfer & Trust Company, as
                 Rights Agent (filed as Exhibit 4.2 to the Company's Annual
                 Report on Form 10-K for the year ended December 31, 1994)

4.5+        --   Certificate of Designation of the Series One Junior
                 Participating Preferred Stock (filed as Exhibit 4.2 to the
                 Company's Registration Statement on Form S-8 (Reg. No.
                 33-98052))

4.6+        --   First Amendment to Stockholders Rights Agreement, dated
                 September 10, 1996, between the Company and American Stock
                 Transfer & Trust Company as Rights Agent (filed as Exhibit 6 to the Company's Registration Statement on Form 8-A/A (Amendment
                 No. 2)).

4.7         --   Equity Corporation International 1997 Employee Stock Purchase
                 Plan

5.1         --   Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered

23.1        --   Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.2        --   Consent of Coopers & Lybrand L.L.P.

24.1        --   Power of Attorney (set forth on the signature page contained in
                 Part II of this Registration Statement)
----------
+  Incorporated herein by reference.